Exhibit 99.1

INTERNATIONAL SEAWAYS REPORTS

FIRST QUARTER 2017 RESULTS

New York, NY – May 10, 2017 – International Seaways, Inc. (NYSE: INSW) (the “Company” or “INSW”), one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets, today reported results for the first quarter 2017.

Highlights

•	Time charter equivalent (TCE) revenues(A) for the first quarter were $84.1 million, compared to $124.7 million in the first quarter of 2016.
•	Net income for the first quarter was $18.1 million, or $0.62 per diluted share, compared to $59.9 million, or $2.05 per diluted share, in the first quarter of 2016.
•	Adjusted EBITDA(B) for the first quarter was $46.4 million, compared to $85.0 million in the same period of 2016.
•	Cash was $101.1 million as of March 31, 2017.
•	Announces authorization of $30 million share repurchase plan.

“We are pleased with International Seaways’ first full quarter as an independent public company and our progress implementing the Company’s strategy,” said Lois K. Zabrocky, International Seaways’ president and CEO. “During the first quarter, our sizeable and diverse fleet of crude and product tankers performed well, enabling the Company to generate solid cash flow in a volatile tanker market. With our contracted cash flows, low breakeven levels, and spot market upside, we remain well positioned to both successfully operate in the current tanker cycle and take advantage of a market recovery.”

Ms. Zabrocky continued, “We are guided by a disciplined capital allocation strategy and are pleased with the Board’s authorization of a share repurchase program, which we intend to act on opportunistically. Complementing this approach, we believe there are compelling opportunities to grow and renew our fleet. Our strong balance sheet provides International Seaways the ability to capitalize on attractive asset values as the Company seeks to further enhance and modernize its quality fleet and increase its earnings power.”

First Quarter 2017 Results

Consolidated TCE revenues for the first quarter of 2017 were $84.1 million, compared to $124.7 million in the first quarter of 2016. Shipping revenues for the first quarter of 2017 were $88.8 million, compared to $128.7 million in the first quarter of 2016.

Operating income for the quarter was $27.0 million, compared to operating income of $64.7 million for the first quarter of 2016. The decrease reflects a decline in TCE revenues referred to above.

Net income for the first quarter of 2017 was $18.1 million, or $0.62 per diluted share, compared with net income of $59.9 million, or $2.05 per diluted share in the first quarter of 2016.

Adjusted EBITDA was $46.4 million for the quarter, compared to $85.0 million in the first quarter of 2016, driven by lower daily rates.

A, B Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release.

Crude Tankers

TCE revenues for the Crude Tankers segment were $56.0 million for the quarter, compared to $87.4 million in the first quarter of 2016. This decrease was primarily due to significantly lower average blended rates in the VLCC, Aframax and Panamax sectors, with spot rates declining to $38,800, $15,700, and $14,400 per day, respectively, and fewer revenue days in these sectors, resulting from an increase in drydock and repair days. Shipping revenues for the Crude Tankers segment were $59.9 million for the quarter, compared to $91.1 million in the first quarter 2016.

Product Carriers

TCE revenues for the Product Carriers segment were $28.1 million for the quarter, compared to $37.3 million in the first quarter of 2016. This decrease was primarily due to a decline in average daily blended rates earned by the MR, LR1 and LR2 fleets, with spot rates declining to $12,600, $17,400 and $17,700 per day, respectively. The decline in blended MR, LR1 and LR2 rates accounted for $8.5 million of the decline in TCE revenues. Shipping revenues for the Product Carriers segment were $28.9 million for the quarter, compared to $37.6 million in the first quarter 2016.

Share Repurchase Authorization

On May 2, the Company’s Board of Directors authorized a share repurchase plan of up to $30 million of the Company's common stock. The amount and timing of any repurchases made under the stock repurchase program will depend on a variety of factors, including market conditions and available liquidity. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock and the program may be suspended or discontinued at any time.

Conference Call

The Company will host a conference call to discuss its first quarter results at 9:00 a.m. Eastern Time (“ET”) on Wednesday, May 10, 2017.

To access the call, participants should dial (888) 317-6016 for domestic callers and (412) 317-6016 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.intlseas.com/.

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Wednesday, May 10, 2017 through 11:59 p.m. ET on Wednesday, May 17, 2017 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10106043.

About International Seaways, Inc.

International Seaways, Inc. (NYSE: INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. International Seaways owns and operates a fleet of 55 vessels, including one ULCC, eight VLCCs, eight Aframaxes/LR2s, 12 Panamaxes/LR1s and 20 MR tankers. Through joint ventures, it has ownership interests in four liquefied natural gas carriers and two floating storage and offloading service vessels. International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. International Seaways is headquartered in New York City, NY. Additional information is available at www.intlseas.com.

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Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends, its prospects, including statements regarding trends in the tanker markets, possibilities of strategic alliances, investments and consolidation, and share repurchases. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for the Company and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

David Siever, International Seaways, Inc.

(212) 578-1635

dsiever@intlseas.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)	(unaudited)
Shipping Revenues:

Pool revenues	$49,773	$90,529
Time and bareboat charter revenues	17,350	21,683
Voyage charter revenues	21,627	16,464
	88,750	128,676

Operating Expenses:
Voyage expenses	4,618	3,967
Vessel expenses	33,728	35,138
Charter hire expenses	11,351	8,215
Depreciation and amortization	18,616	20,081
General and administrative	6,358	8,184
Separation and transition costs	735	133
Gain on disposal of vessels and other property	-	(171)
Total operating expenses	75,406	75,547
Income from vessel operations	13,344	53,129
Equity in income of affiliated companies	13,606	11,620
Operating income	26,950	64,749
Other income	86	1,416
Income before interest expense, reorganization items and income taxes	27,036	66,165
Interest expense	(8,965)	(10,742)
Income before reorganization items and income taxes	18,071	55,423
Reorganization items, net	-	4,471
Income before income taxes	18,071	59,894
Income tax provision	(4)	(4)
Net income	$18,067	$59,890

Weighted Average Number of Common Shares Outstanding:
Basic	29,180,255	29,157,387
Diluted	29,195,544	29,157,387

Basic and diluted net income per share	$0.62	$2.05

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Consolidated Balance Sheets

($ in thousands)

	March 31,	December 31,
	2017	2016
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$101,067	$92,001
Voyage receivables	67,375	66,918
Other receivables	3,930	5,302
Inventories	1,391	1,338
Prepaid expenses and other current assets	10,998	5,350
Total Current Assets	184,761	170,909
Vessels and other property, less accumulated depreciation	1,085,678	1,100,050
Deferred drydock expenditures, net	33,979	30,557
Total Vessels, Deferred Drydock and Other Property	1,119,657	1,130,607
Investments in and advances to affiliated companies	376,237	358,681
Other assets	2,674	2,324
Total Assets	$1,683,329	$1,662,521

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$37,571	$38,237
Payable to OSG	55	683
Current installments of long-term debt	22,883	6,183
Total Current Liabilities	60,509	45,103
Long-term debt	417,017	433,468
Other liabilities	4,590	4,438
Total Liabilities	482,116	483,009

Total Equity	1,201,213	1,179,512
Total Liabilities and Equity	$1,683,329	$1,662,521

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Consolidated Statements of Cash Flows

($ in thousands)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net Income	$18,067	$59,890
Items included in net income not affecting cash flows:
Depreciation and amortization	18,616	20,081
Amortization of debt discount and other deferred financing costs	1,979	1,636
Deferred financing costs write-off	-	2,438
Direct and allocated stock compensation, non-cash	740	561
Undistributed earnings of affiliated companies	(13,436)	(11,756)
Allocated reorganization items, non-cash	-	(4,471)
Other – net	131	19
Items included in net income related to investing and financing activities:
Gain on disposal of vessels and other property	-	(171)
Allocated general and administrative expenses recorded as capital contributions	-	388
Discount on repurchase of debt	-	(3,755)
Payments for drydocking	(7,026)	(2,390)
Changes in operating assets and liabilities:
(Increase)/decrease in receivables	(457)	14,972
Decrease in payable to OSG	(628)	(6,252)
Net change in inventories, prepaid expenses and other current assets and
accounts payable, accrued expense, and other current and long-term liabilities	(6,713)	(806)
Net cash provided by operating activities	11,273	70,384
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(397)	-
Expenditures for other property	(26)	(4)
Investments in and advances to affiliated companies	(74)	(1,054)
Net cash used in investing activities	(497)	(1,058)
Cash Flows from Financing Activities:
Payments on debt	(1,546)	(1,571)
Extinguishment of debt	-	(65,167)
Dividend payments to OSG	-	(72,000)
Cash paid to tax authority upon vesting of stock-based compensation	(164)	(26)
Net cash used in financing activities	(1,710)	(138,764)
Net increase/(decrease) in cash and cash equivalents	9,066	(69,438)
Cash and cash equivalents at beginning of year	92,001	308,858
Cash and cash equivalents at end of period	$101,067	$239,420

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended March 31, 2017 and the comparable period of 2016. Revenue days in the quarter ended March 31, 2017 totaled 4,151 compared with 4,360 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Spot	Fixed	Total	Spot	Fixed	Total
Crude Tankers
ULCC
Average TCE Rate	$—	$42,595		$—	$39,881
Number of Revenue Days	—	90	90	—	91	91
VLCC
Average TCE Rate	$38,794	$42,141		$63,402	$42,372
Number of Revenue Days	564	88	652	607	116	723
Aframax
Average TCE Rate	$15,735	$—		$31,301	$—
Number of Revenue Days	585	—	585	627	—	627
Panamax
Average TCE Rate	$14,431	$21,450		$28,421	$20,975
Number of Revenue Days	494	184	678	448	272	720
Total Crude Tankers Revenue Days	1,643	362	2,005	1,682	479	2,161
Product Carriers
LR2
Average TCE Rate	$17,735	$—		$28,341	$—
Number of Revenue Days	90	—	90	90	—	90
LR1
Average TCE Rate	$17,396	$19,034		$31,170	$20,426
Number of Revenue Days	90	267	357	91	266	357
MR
Average TCE Rate	$12,586	$5,488		$16,200	$10,499
Number of Revenue Days	1,608	91	1,699	1,597	155	1,752
Total Product Carriers Revenue Days	1,788	358	2,146	1,778	421	2,199
Total Revenue Days	3,431	720	4,151	3,460	900	4,360

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Fleet Information

As of March 31, 2017, INSW’s owned and operated fleet totaled 55 vessels, 42 of which were owned, 7 of which were chartered in, and six were held through joint venture partnerships (2 FSO and 4 LNG vessels)

	Vessels Owned		Vessels Chartered-in		Total at March 31, 2017
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt
Operating Fleet
FSO	2	1.0	—	—	2	1.0	873,916
VLCC and ULCC	9	9.0	—	—	9	9.0	2,875,775
Aframax	7	7.0	—	—	7	7.0	787,859
Panamax	8	8.0	—	—	8	8.0	555,504
Crude Tankers	26	25.0	—	—	26	25.0	5,093,054

LR2	1	1.0	—	—	1	1.0	109,999
LR1	4	4.0	—	—	4	4.0	297,710
MR	13	13.0	7	7.0	20	20.0	955,968
Product Carriers	18	18.0	7	7.0	25	25.0	1,363,677

Total Crude Tanker & Product Carrier Operating Fleet	44	43.0	7	7.0	51	50.0	6,456,731

LNG Fleet	4	2.0	—	—	4	2.0	864,800 cbm
Total Operating Fleet	48	45.0	7	7.0	55	52.0	6,456,731 and 864,800 cbm

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

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	Three Months Ended
	March 31,
	2017	2016
Time charter equivalent revenues	$84,132	$124,709
Add: Voyage expenses	4,618	3,967
Shipping revenues	$88,750	$128,676

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended
	March 31,
	2017	2016

Net income	$18,067	$59,890
Income tax provision	4	4
Interest expense	8,965	10,742
Depreciation and amortization	18,616	20,081
EBITDA	45,652	90,717
Separation and transition costs	735	133
Gain on disposal of vessels, including impairments	-	(171)
Gain on repurchase of debt	-	(1,317)
Other costs associated with repurchase of debt	-	140
Reorganization items, net	-	(4,471)
Adjusted EBITDA	$46,387	$85,031

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